UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2004

infoUSA Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)

(402) 593-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.

The registrant has elected to merge the OneSource 401(k) Plan, maintained by its wholly-owned subsidiary, OneSource Information Services, Inc., into the infoUSA, Inc. 401(k) Plan. A black-out period will occur in connection with the merger of the OneSource 401(k) Plan into the infoUSA Inc. 401(k) Plan (the “Plan”). During the black-out period, participants in the Plan will be temporarily unable to: (1) obtain account balances, (2) request a loan or a withdrawal, (3) change their investment elections for new deposits and/or change current investment holdings, including directing or diversifying investments into or out of infoUSA common stock, or (4) change their current salary deferral percentage.

The black-out period is expected to commence at 4:00 pm on December 24, 2004 and is expected to end January 17, 2005.

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 245.104 of the Securities and Exchange Commission’s Regulation BTR, and concurrently with the filing of this current report on Form 8-K, the registrant transmitted a notice of the impending blackout period to the members of its Board of Directors and executive officers. The notice is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibit is furnished herewith:

Exhibit 99.1	Memorandum regarding infoUSA Inc. 401(k) plan blackout notice.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc.
By:	/s/ Raj Das
Raj Das, Chief Financial Officer

Dated: November 19, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Memorandum regarding infoUSA Inc. 401(k) plan blackout notice.